Exhibit 10.1
Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

AMENDMENT NO. 1 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 1 to Collaboration and License Agreement (this “Amendment”), is dated as of July 1st, 2017 (the “Amendment Effective Date”) and is entered into by and between Lexicon Pharmaceuticals, Inc., a Delaware corporation (“Lexicon”), and SANOFI-AVENTIS DEUTSCHLAND GmbH, a German corporation (assignee of SANOFI, a société anonyme under the laws of France), with its principal place of business at 65926 Frankfurt am Main, Germany (“Sanofi”). Lexicon and Sanofi are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, Lexicon and SANOFI entered into a Collaboration and License Agreement, dated as of November 5, 2015 (the “Agreement”), and SANOFI subsequently assigned its rights and obligations thereunder to SANOFI-AVENTIS DEUTSCHLAND GmbH as of December 30, 2015.

WHEREAS, Lexicon and Sanofi have agreed to amend (a) the initial Development Plan with respect to T2DM and certain development milestone payments associated therewith, (b) the definition of European Union and (c) such other terms and conditions of the Agreement as contemplated herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the Parties contained in this Amendment, the Parties hereby agree as follows:

1.	Amended Development Plan for T2DM

As of the Amendment Effective Date, the initial Development Plan with respect to T2DM contained in Schedule 3.1.2 to the Agreement shall be replaced by the Development Plan for T2DM attached hereto as Exhibit 3.1.2.

For the avoidance of doubt, it is hereby acknowledged that this Amendment is not subject to a Lexicon Consent Right pursuant to Section 1.99(iii).

2.	Amendments to Definitions. The Agreement shall be amended as follows, with effect from and after the Amendment Effective Date

2.1	The definition of “306 Study” shall be deleted and replaced with the following:

“Study [**]“ means that certain study described as [**] study in the Development Plan with respect to [**].

“Study [**]” means that certain study described as [**] study in the Development Plan with respect to [**].

2.2	The definition of “311 Study” shall be deleted and replaced with the following:

“Study [**]” means that certain study described as [**] study in the Development Plan with respect to [**].

2.3	The definition of “T2DM CVOT” shall be deleted and replaced with the following:

“Study [**]” means that certain study described as [**] study in the Development Plan with respect to [**].

2.4	The following new definition shall be added:

“Study [**]” means that certain study described as [**] study in the Development Plan with respect to [**].

2.5	The definition of “Benefit Data” shall be replaced with the following:

“Benefit Data” shall mean the Study Data from Study [**] or from Study [**].

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

2.6	The definition of “Initial Data” shall be replaced with the following:

“Initial Data” means [**].

2.7	The definition of “European Union” shall be replaced with the following:

“European Union” or “EU” means the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Execution Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization. For the avoidance of doubt (including for the purpose of Section 12.3.2(iii)), any country which was a member state of the EU as of the Execution Date (including any Major Market), but which subsequently ceases to be a member state of the EU for any reason, including withdrawal, shall not be considered part of the EU as from the date of its effective withdrawal from the EU.

2.8	A new definition of “European Territory” shall be added as Section 1.196 as follows:

“European Territory” means the European Union and, as applicable, any Major Market which was a member state of the EU as of the Execution Date, but which subsequently ceases to be a member state of the EU for any reason, including withdrawal. For the avoidance of doubt, any country which was a member state of the EU as of the Execution Date (other than a Major Market), but which subsequently ceases to be a member state of the EU for any reason, including withdrawal, shall not be considered part of the European Territory as from the date of its effective withdrawal from the EU.

2.9	The definition of “Tier 2 Countries” shall be replaced with the following

“Tier 2 Countries” means the European Union (other than Major Markets located in the European Union) (including, notwithstanding the definition of European Union hereunder, any non-Major Market member state of the European Union as of the Effective Date which subsequently ceases to be a member state of the European Union for any reason, including withdrawal), and all current and future members of the European Free Trade Association, or the Commonwealth of Independent States, Brazil, Russia, India, China, South Korea, Australia, New Zealand, Canada, Mexico, Chile, Argentina, Turkey, Taiwan, Singapore, Saudi Arabia, Kuwait, United Arab Emirates, Qatar, and Israel.

3.	Amendment of Positive Results Definition

Section 3.1.3 of the Agreement shall be deleted and replaced by the following effective as of the Amendment Effective Date:

3.1.3    Decision Points and Positive Results for Development Activities. The Development Plan sets forth certain decision points associated with the completion of certain clinical studies (the “Decision Points”). At each Decision Point, within [**] after the earlier of (i) [**] and (ii) [**], the JSC shall determine whether or not Positive Results have been achieved. With respect to a given Decision Point, “Positive Results” means, based on review of [**] (in the case of clause (i)) or [**] (in the case of clause (ii)) the following, as applicable:

(a)    in the case of [**],[**];

(b)    in the case of [**], [**]; and

(c)    in all other cases, [**].

If Positive Results have not been achieved, then (a) Sanofi may elect to terminate this Agreement as set forth in Section 12.3.2(i)(b) or (b) the JSC may elect to immediately discontinue or cancel all or part of any Development activities under the Development Plan that are conditioned on the achievement of Positive Results with respect to the applicable Decision Point, including any ongoing or planned clinical studies or regulatory filings, or to

______________________________________________________________________________________________________

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

modify the Development Plan as it deems appropriate in good faith, in the interest of securing Regulatory Approval for a Licensed Product in the Field in the Major Markets in the Territory.

4.	Amendment of Development Milestone Payments

As a result of the amendment of the initial Development Plan pursuant to Section 1 hereof, Section 7.2.1(a) of the Agreement shall be replaced with the following effective as of the Amendment Effective Date:

(a)	Development Milestones.

(i)
achievement of Positive Results (as determined in accordance with Section 3.1.3(a)) with respect to [**],[**]; provided that, if [**], this milestone payment shall become payable concurrently with [**];

(ii)	achievement of Positive Results (as determined in accordance with Section 3.1.3(c)) from [**],[**];

(iii)	achievement of Positive Results (as determined in accordance with Section 3.1.3(c)) from [**],[**];

(iv)	achievement of Positive Results (as determined in accordance with Section 3.1.3(b)) from [**],[**]; and

(v)	[**], one hundred million Dollars ($100,000,000).

5.	Amendment to Royalties for Major Markets (ex-US)

5.1	Section 7.3.1(iii) of the Agreement shall be deleted and replaced by the following effective as of the Amendment Effective Date:

(iii)    For the European Territory:
(a)for that portion of aggregate Net Sales of all Licensed Products in the European Territory during a Calendar Year less than or equal to [**], a royalty rate of [**];
(b)for that portion of aggregate Net Sales of all Licensed Products in the European Territory during a Calendar Year greater than [**], but less than or equal to [**], a royalty rate of [**]; and
(c)for that portion of aggregate Net Sales of all Licensed Products in the European Territory during a Calendar Year greater than [**], a royalty rate of [**].

5.2	Section 7.3.1(iv) of the Agreement shall be deleted and replaced by the following effective as of the Amendment Effective Date:

(iv)    For all countries in the Territory, other than the United States and those countries in the European Territory (such countries, “ROW”), the royalty rate shall be [**] of aggregate Net Sales of all Licensed Products in ROW.

6.	No other Amendment. Except as expressly modified by this Amendment, the Agreement remains in full force and effect.

7.
Other applicable provisions. This Amendment shall be considered part of the Agreement and Section 13.8 of the Agreement shall be interpreted to include this Amendment as part of the Parties’ agreement. Article 13 of the Agreement is incorporated herein by reference and shall apply hereto.

[SIGNATURE PAGE FOLLOWS]

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Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

THIS AMENDMENT No. 1 TO COLLABORATION AND LICENSE AGREEMENT IS EXECUTED by the authorized representatives of the parties as of the date first written above.

SANOFI-AVENTIS DEUTSCHLAND GmbH	LEXICON PHARMACEUTICALS, INC.

By: _____________________________            By: _________________________________

Name: ___________________________            Name: _______________________________

Title: ____________________________            Title: ________________________________

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 3.1.2 - Development Plan for T2DM conducted by Sanofi

Sanofi Code	Study Design	Background Therapy (Rescue)	N Total/ arm	Arms	Core Treatment period Double-bl.	eGFR mL/min/ 1.73 m2	Long-term Extension: Double- blind	Primary endpoints	Comments / Core Development Plan (CDP)	Decision Points
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[Three (3) pages redacted]

Confidential materials omitted and filed separately
with the Securities and Exchange Commission.
Asterisks denote omissions.

Exhibit 3.1.2 - Development Plan for T2DM conducted by Sanofi

[**]	[**]
[**]	[**]
[**]	[**]
[**] [**]	[**] [**]

[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

[**]for T2DM: [**]